UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 21, 2009

COACHMEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA	1-7160	35-1101097
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

2831 Dexter Drive, Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

(574) 266-2500
(Registrant’s telephone number,
including area code)

N / A
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 21, 2009, Coachmen Industries, Inc. (the “Company”) and Wick Building Systems, Inc. (“Wick”) entered into a license agreement whereby the Company acquired a perpetual license to utilize certain Wick floor plans and designs in the manufacture and sale of modular homes.  The terms of the license require the Company to pay Wick a royalty for any home utilizing a Wick design that is sold to any third party, and further provides for a royalty for any sale of any non-Wick design product made by the Company to one of Wick’s independent builders.

ITEM 8.01  OTHER EVENTS

On November 25, 2009, the Company issued the press release attached as Exhibit 99.1 to this Form 8-K and incorporated by reference herein. This press release announced that the Company had entered into the license agreement with Wick that is more fully described in Item 1.01 of this Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) The following exhibit is furnished as a part of this Report:

99.1 Press Release dated November 25, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date:	November 25, 2009	By:	/s/ James T. Holden

James T. Holden, Secretary
Printed Name and Title